FORM 8-K

                     U.S. SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549


                                 CURRENT REPORT




     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934





                                 Date of Report
                                  JULY 21, 2000




                                 E.mergent, Inc.
             (Exact name of registrant as specified in its charter)




                         COMMISSION FILE NUMBER: 0-23858





          DELAWARE                                              41-1726281
(State or other jurisdiction of                               (IRS Employer
 incorporation or organization)                             Identification No.)



                             5960 GOLDEN HILLS DRIVE
                             GOLDEN VALLEY, MN 55416
               (Address of principal executive offices) (Zip code)





        Registrants telephone number, including area code: (763) 417-4257

ITEM 4. CHANGES IN REGISTRANTS CERTIFYING ACCOUNTANT.

         Effective July 14, 2000, the Registrant dismissed Boulay, Heutmaker, Zibell & Company PLLP as its independent accounting firm. The termination of Boulay, Heutmaker, Zibell & Company PLLP was approved by the Audit Committee of the Board of Directors of the Registrant.

         Boulay, Heutmaker, Zibell & Company PLLP's report on the financial statements of the Registrant for each of the last two fiscal years neither contained an adverse opinion or a disclaimer of opinion, nor was qualified or modified as to uncertainty, audit scope, or accounting principles.

         During the Registrants two most recent fiscal years and the interim periods through July 14, 2000, there were no disagreements with Boulay, Heutmaker, Zibell & Company PLLP as described in Items 304(a) (1) (iv) of Regulation S-B.

         Accordingly, Boulay, Heutmaker, Zibell & Company PLLP has not advised the Registrant of (i) the absence of internal controls necessary to develop reliable financial statements, (ii) any information which would cause Boulay, Heutmaker, Zibell & Company PLLP unable to rely on management's representations, or that Boulay, Heutmaker, Zibell & Company PLLP was unwilling to be associated with the financial statements prepared by management, (iii) or any need that Boulay, Heutmaker, Zibell & Company PLLP to expand significantly the scope of its audit, or any information that if further investigated may (a) materially impact the fairness or reliability of either a previously issued audit report of the underlying financial statements or any financial statements for any fiscal period subsequent to the date of the most recent financial statements covered by and audit report or (b) cause it to be unwilling to rely on management's representations or be associated with the Registrant's financial statements, or
(iv) and information that has come to the attention of Boulay, Heutmaker, Zibell & Company PLLP that it concluded materially impacts the fairness or reliability of either (a) a previously issued audit report or the underlying financial statements or (b) any financial statements issued or to be issued covering any fiscal period subsequent to the date of the most recent financial statements covered by an audit report.

ITEM 7. EXHIBITS.

         Exhibit 1 - Letter from Boulay, Heutmaker, Zibell & Co., PLLP


                                   SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED HEREUNTO DULY AUTHORIZED.

                                           REGISTRANT:  E.mergent, Inc.




DATE:    JULY 21, 2000                     BY:      /S/ JAMES W. HANSEN
                                                    -------------------
                                           NAME:    JAMES W. HANSEN
                                           TITLE:   CEO, CHAIRMAN & TREASURER